EXHIBIT 10.23

[JPMORGANCHASE LOGO]

$20,000,000

CREDIT AND SECURITY AGREEMENT

dated as of October 23, 2003

between

ARCHIPELAGO EXCHANGE, L.L.C.

and

JPMORGAN CHASE BANK

EXHIBITS:

CREDIT AND SECURITY AGREEMENT (the “Agreement”) dated as of October 23, 2003 between ARCHIPELAGO EXCHANGE, L.L.C. and JPMORGAN CHASE BANK.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“ATS” means an alternative trading system as defined in Regulation sec. 242.300 of the SEC promulgated under the Exchange Act.

“Availability Period” means the period from and including the Effective Date to but excluding the Commitment Termination Date.

“Bank” means JPMorgan Chase Bank.

“Base Rate” means the Federal Funds Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Archipelago Exchange, L.L.C., a Delaware limited liability company.

“Borrower’s Cash Bank” means The Northern Trust Company.

“Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum, without duplication, of 70 % of Eligible Receivables of the Borrower minus Receivables Reserves. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Bank pursuant to Section 6.10 hereof. Standards of eligibility and reserves and advance rates of the Borrowing Base may be revised and adjusted from time to time by the Bank in its sole discretion, with any changes in such standards to be effective three (3) days after delivery of notice thereof to the Borrower.

“Borrowing Base Certificate” shall mean a certificate substantially in the form of Exhibit G hereto (with such changes therein as may be required by the Bank to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of the Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as (i) outlined in Schedule 1 to Exhibit G, (ii) as reasonably requested by the Bank, and (iii) as provided for in Section 6.01 hereof.

“Borrowing Request” means a request by the Borrower for a Loan in accordance with Section 2.03, in substantially the form of Exhibit B hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means that the Guarantor shall cease to own, directly or indirectly, 100% of the Shares of the Borrower.

“Change in Law” means with respect to the Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks (other than those applying solely to banks formally determined by the applicable regulator to be in a financially troubled condition) including the Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or Governmental Authority charged with the interpretation or administration thereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all Receivables of the Borrower, and all proceeds and products of such Receivables in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit or insurance proceeds.

“Commitment” means the commitment of the Bank to make Loans, as such commitment may be reduced from time to time pursuant to Section 2.05. The initial amount of the Commitment is $20,000,000.

“Commitment Termination Date” means October 21, 2004.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise (including, without limitation, the ability to appoint a majority of the directors, or like officers, of said Person). “Controlling” and “Controlled” have meanings correlative thereto.

“Default” means any event or condition which constitutes an Event of Default or which  upon  notice,  lapse of time or both  would,  unless  cured or waived, become an Event of Default.

“Dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Participant” shall mean any of the following Institutions which may owe Receivables to the Borrower:

Charles Schwab & Co

Credit Suisse First Boston

Deutsche Bank Securities Incorporated

Morgan Stanley

Merrill Lynch Pierce Fenner & Smith

UBS Warburg

Bear Stearns & Company

Citigroup Global Markets

Goldman Sachs & Co.

Lehman Brothers Incorporated

Bank of America Securities

USBancorp Piper Jaffrey

Trade Web

Susquehanna Capital Group

BNP Paribas Brokerage Services

Additional Eligible Participants may be added with the prior written approval of the Bank.

“Eligible Receivables” shall mean and include with respect to the Borrower, each Receivable of the Borrower from an Eligible Participant arising in the ordinary course of the Borrower’s business operating as a stock exchange and which the Bank, in its sole and reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as the Bank may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to the Bank’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to the Bank. Without limiting the foregoing, to qualify as an Eligible Receivable, a Receivable shall indicate no person other than the Borrower as payee or remittance party. In determining the amount to be so included, the face amount of a Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (ii) the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement and (iii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower to reduce the amount of such Account. In addition, no Receivable of the Borrower shall be an Eligible Receivable if:

(a)           the Borrower does not have sole lawful and absolute title to such Receivable; or

(b)          it is (i) unpaid more than 60 days from the original date of invoice or (ii) it has been written off the books of the Borrower or has been otherwise designated on such books as uncollectible; or

(c)          the Receivable is not payable in U.S. dollars or the Eligible Participant is either not organized under the laws of the United States of America, any state thereof, or the District of Columbia or is located outside or has its principal place of business or substantially all of its assets outside the United States; or

(d)          the Receivable is subject to any adverse security deposit, progress payment, retainage or other similar advance made by or for the benefit of the applicable Eligible Participant, in each case to the extent thereof; or

(e)          (i) it is not subject to a valid and perfected first priority Lien in favor of the Bank, subject to no other Liens other than Liens (if any) permitted by this Agreement or (ii) it does not otherwise conform in all material respects to the representations and warranties contained in this Agreement relating to Receivables; or

(f)            such Receivable was invoiced (i) more than once, or (ii) the associated income has not been earned; or

(g)          the Receivable is a non-trade Receivable, or relates to payments for interest; or

(h)          such Receivable was not paid in full, and the Borrower created a new Receivable for the unpaid portion of the Receivable, and other Receivables constituting chargebacks, debit memos and other adjustments for unauthorized deductions; or

(i)             it arises out of a transaction between the Borrower and an employee, officer, agent, director, stockholder, or Subsidiary of the Borrower or the Guarantor; or

(j)             the Eligible Participant (i) is a creditor, (ii) has or has asserted a right of set-off against the Borrower or (iii) has disputed its liability (whether by chargeback or otherwise) or made any asserted or unasserted claim with respect to the Receivable or any other Receivable of the Borrower which has not been resolved, in each case, without duplication, to the extent of the amount owed by such Borrower to the Eligible Participant, the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be; or

(k)          the Receivable does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local; or

(l)             as to all or any part of such Receivable, a check, promissory note, draft, trade acceptance or other Instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; or the Receivable is an extended terms account, which is due and payable more than 30 days from the original date of invoice; or

(m)     any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached; or

(n)          the Eligible Participant shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing; or

(o)         the Bank believes, in its sole reasonable judgment, that such Receivable may not be paid by reason of the Eligible Participant’s financial inability to pay; or

(p)          the Borrower has made any agreement with any Eligible Participant for any deduction therefrom (but only to the extent of such deduction therefrom), except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto; or

(q)          such Receivable is not otherwise satisfactory to the Bank as determined in good faith by the Bank in the exercise of its discretion in a reasonable manner.

“Equipment Finance Obligations” means the Indebtedness evidenced by that certain Secured Promissory Note, executed and delivered as of March 31, 2003, in the original principal amount of $5,680,932.05, payable by each of the Borrower, the Guarantor, Wave Securities, L.L.C., Archipelago Securities, L.L.C., and ARCA-GNC Acquisition, L.L.C. to the order of Coach Capital, LLC (which note has been assigned to Hewlett-Packard Financial Services Company), together with all amendments, modifications, extensions, replacements, refinancings and substitutions thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in Article VIII.

“Exchange” means an SEC regulated entity involved in facilitating securities transactions, as defined in the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to the Bank, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Bank, in which its applicable lending office is located and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

“Facility Fee” has the meaning assigned to such term in Section 2.09 hereof.

“Federal Funds Rate” means (a) with respect to interest on a Loan, (i) for the first day of a Loan, the rate per annum at which U.S. Dollar deposits with an overnight maturity and in a comparable principal amount to such Loan are offered or would be offered by the Bank in the Federal funds market at approximately the time the Borrower requests a Loan on such day, and (ii) for each day thereafter that such Loan is outstanding, the rate per annum at which U.S. Dollar deposits with an overnight maturity and in a comparable principal amount to such Loan are offered or would be offered by the Bank in the Federal funds market at approximately 2:00 p.m. New York City time and (b) with respect to any other amount hereunder which bears interest at the Federal Funds Rate, the rate per annum at which U.S. Dollar deposits with an overnight maturity and in a comparable amount are offered or would be offered by the Bank in the Federal funds market at approximately 2:00 p.m. New York City time.

“GAAP” means generally accepted accounting principles in the United States of America.

“Guarantee” of or by the Borrower or any Subsidiary (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means Archipelago Holdings, L.L.C.

“Guaranty” means a guaranty executed and delivered by the Guarantor in substantially the form of Exhibit C hereto.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Commodity Futures Trading Commission, the SEC, the NASD the New York Stock Exchange or any other stock or securities or commodities exchange).

“Indebtedness” of the Borrower or any of its Subsidiaries means, without duplication, (a) all obligations of the Borrower or any Subsidiary for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of the Borrower or any Subsidiary evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of the Borrower or any Subsidiary upon which interest charges are customarily paid, (d) all obligations of the Borrower or any Subsidiary under conditional sale or other title retention agreements relating to property acquired by the Borrower or any Subsidiary, (e) all obligations of the Borrower or any Subsidiary in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Borrower or any Subsidiary, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by the Borrower or any Subsidiary of Indebtedness of others, (h) all Capital Lease Obligations of the Borrower or any Subsidiary, (i) all obligations, contingent or otherwise, of the Borrower or any Subsidiary as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of the Borrower or any Subsidiary in respect of bankers’ acceptances, (k) all obligations, contingent or otherwise, of the Borrower or any Subsidiary to any Participant in connection with its operation as an Exchange, (1) all obligations and liabilities of the Borrower or any Subsidiary arising from Repo Transactions and (m) all obligations and liabilities of the Borrower or any Subsidiary arising from Swap Agreements. The Indebtedness of the Borrower or any Subsidiary shall include the Indebtedness of any other entity (including any partnership in which the Borrower or any Subsidiary is a general partner) to the extent the Borrower or any Subsidiary is liable therefor as a result of its ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that the Borrower or any Subsidiary is not liable therefor.

“Lending Office” means the office of the Bank located at 270 Park Avenue, New York, New York 10017.

“Lien” means any mortgage, deed of trust, pledge, hypothecation,

assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Loans” means the loans made by the Bank to the Borrower pursuant to this Agreement.

“Material Adverse Change” means any material adverse change in the (a) the business, assets, operations or financial condition of the Borrower and its Subsidiaries, if any, considered as a whole or the Guarantor or (b) the ability of the Borrower or the Guarantor to perform any of its obligations under this Agreement or the Guaranty, as the case may be.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and its Subsidiaries, if any, considered as a whole, or on the Guarantor or (b) the ability of the Borrower or the Guarantor to perform any of its obligations under this Agreement or the Guaranty, as the case may be or (c) the rights of or benefits available to the Bank under this Agreement or the Guaranty.

“Material Indebtedness” means Indebtedness incurred by a Person and/or its Subsidiaries, the sum of which shall be in an aggregate amount equal to or greater than $250,000.

“Material Subsidiary” means each subsidiary of any Person that, as at any time, (a) contributed more than 10% of that Person’s net income during the period of four full consecutive fiscal quarters of such Person’s immediately preceding such time, (b) has at such time Tangible Net Worth equal to more than 10% of the consolidated Tangible Net Worth of such Person and its subsidiaries at any time, (c) has at such time consolidated liabilities equal to more than 10% of the consolidated liabilities of such Person and its subsidiaries or (d) has at such time consolidated assets with a book value of more than 10% of the book value of the consolidated assets of such Person and its subsidiaries.

“MultiemploYer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NASD” means the National Association of Securities Dealers, Inc., or any other self-regulatory organization that succeeds to the functions thereof.

“Obligations” shall mean and include any and all Loans, advances, debts, liabilities, obligations (including fees), covenants and duties (absolute, contingent, matured or unmatured) owing by the Borrower to the Bank of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement) whether or not for the payment of money, whether arising by reason of an extension of credit or otherwise, including but not limited to reasonable attorneys’ fees and expenses and all obligations of the Borrower to the Bank to perform acts or refrain from taking any action.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Participant” means a broker, dealer or other financial institution which conducts trades on the Borrower’s exchange.

“Payment Office” means the office of the Bank located at 270 Park Avenue, New York, New York 10017.

“PCX” means the Pacific Stock Exchange.

“Permitted Encumbrances” means:

(a) Liens in favor of the Bank created hereby;

(b) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

(d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Office” means the principal office of the Bank, presently located at 270 Park Avenue, New York, New York 10017.

“Receivables Reserves” shall mean reserves against Eligible Receivables equal to the following:

(a)           a reserve equal to the amount of tape revenue rebates that the Borrower has accrued for in its financial records and not yet paid to Eligible Participants;

(b)          a reserve equal to SEC fees billed and not yet paid minus funds held in the SEC Account;

(c)          any other reserve as deemed appropriate by the Bank in its sole discretion, from time to time.

“Receivables” shall mean and include, as to the Borrower, all of the Borrower’s accounts, contract rights, instruments (including those evidencing indebtedness owed to the Borrower), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to the Borrower arising out of or in connection with its conduct of business or the rendition of services, including tape fees, SEC Fees, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Bank hereunder.

“Regulation ATS” means Regulation ATS (CFR 17 ss. 242.300 - 303) of the SEC.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, and of such Person.

“Repo Transaction” means any transaction consisting of or arising under one or more of the following: repurchase agreements, reverse repurchase agreements, securities lending and borrowing agreements, sale buy backs and buy/sell agreements.

“Responsible Officer” means, (i) for the Borrower, any of the persons designated by the Borrower to the Bank in writing prior to the date hereof, as the same may be amended in writing by the Borrower from time to time and (ii) for the Guarantor, the chief financial officer or the treasurer of the Guarantor.

“Rules and Procedures” means the published rules and procedures of the Borrower in its capacity as an Exchange facility or the PCX.

“SEC” means the Securities and Exchange Commission.

“SEC Account” means the bank account in which the Borrower shall hold SEC Fees collected from Participants.

“SEC Fees” means amounts payable by the Borrower to the SEC based on the volume of trades carried out on the Borrower’s exchange, and reimbursable to the Borrower by the Participants.

“Self-Regulatory Organization” shall have the meaning assigned to such term in Section 3(a)(26) of the Exchange Act.

“SIPA” means the Securities Investor Protection Act of 1970, as amended.

“SIPC” means the Securities Investor Protection Corporation established pursuant to SIPA or any other corporation that succeeds to the functions of SIPC.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower or the Guarantor.

“Swap Agreement” means any rate swap agreement, basis swap, forward rate agreement, commodity swap, index swap, interest rate option, forward foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option and any other similar agreement (including any option to enter into the foregoing).

“Tangible Net Worth” means, at any date of determination thereof, all amounts that would, in accordance with GAAP, be included under shareholders’ equity or partners or members capital on the balance sheet of a Person, at such date, less all assets of the Person at such date that would be classified as intangible assets in accordance with GAAP, including without limitation, trade or service marks, franchises, trade names and goodwill.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the pledge of the Collateral and the use of the proceeds thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Bank that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Bank notifies the Borrower that the Bank requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

SECTION 2.01. Commitment. Subject to the terms and conditions set forth herein, the Bank agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) outstanding Loans exceeding the Commitment or (b) outstanding Loans exceeding the Borrowing Base as determined by the most recently delivered Borrowing Base Certificate. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Loans.

SECTION 2.02. Loans. A Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

SECTION 2.03. Requests for Loans. To request a Loan, the Borrower shall notify the Bank of such request by telephone on the date of the proposed Loan no later than 10:00 a.m. New York City time. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Bank of a written Borrowing Request in a form approved by the Bank and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information and be in compliance with Section 2.02:

(i)                                           the amount of the requested Loan;

(ii)                                      the date of such Loan, which shall be a Business Day;

(iii)                                 The Borrowing Base as per the most recent Borrowing Base Certificate, and a statement that the Borrower will still be in compliance with such Certificate after giving effect to the requested Loan;

(iv)                                    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

SECTION 2.04. Funding of Loans. The Bank shall make each Loan available to the Borrower by promptly crediting the amount of such Loan to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

SECTION 2.05. Termination and Reduction of Commitment. (a) Unless previously terminated, the Commitment shall terminate on the Commitment Termination Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitment; provided that (i) each reduction of the Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the aggregate amount of Loans outstanding exceeds the Commitment.

(c) The Borrower shall notify the Bank of any election to terminate or reduce the Commitment under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Bank on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitment shall be permanent.

SECTION 2.06. Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Bank the then unpaid principal amount of each Loan on or prior to the Commitment Termination Date.

SECTION 2.07. Evidence of Debt. (a) The Bank shall maintain in accordance with its usual practice an account or accounts evidencing (i) the indebtedness of the Borrower to the Bank resulting from each Loan made by the Bank, including the amounts of principal and interest payable and paid to the Bank from time to time hereunder, (ii) the amount of each Loan made hereunder and (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Bank hereunder.

(b) The entries made in the accounts maintained pursuant to paragraph (a) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(c) The Bank may request that Loans be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to the Bank a promissory note payable to the order of the Bank (or, if requested by the Bank, to the Bank and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.08. Prepayment of Loans. (a) The Borrower shall have the right on any business Day, and from time to time, to prepay any Loan in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided, however, that a Loan may not be prepaid, in whole or in part on the same day as such Loan was made.

(b) The Borrower shall notify the Bank by telephone (confirmed by telecopy) of any prepayment hereunder not later than 5:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitment as contemplated by Section 2.05, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.05. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Loan as provided in Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

(c) The Borrower shall immediately repay any Loans outstanding to the extent such Loans exceed the amount available under the most recent Borrowing Base Certificate.

SECTION 2.09. Fees. (a) Facility Fee. The Borrower agrees to pay to the Bank a nonrefundable facility fee (the “Facility Fee”) of 50 basis points per annum on the Commitment, regardless of any amounts outstanding thereunder, for the period from and including the date hereof to but excluding the Commitment Termination Date. The Facility Fee shall be payable, in immediately available funds, in arrears on the last day of December, March, June and September prior to the Commitment Termination Date, and on the Commitment Termination Date. The Facility Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Administration Fee. The Borrower agrees to pay the Bank an Administration Fee of $200,000. Such Fee is payable on the Effective Date.

SECTION 2.10. Interest. (a) The Loans shall bear interest at the appropriate Base Rate plus 2.00% (200 basis points) per annum.

(b) Notwithstanding the foregoing, if any principal of or, to the extent permitted by law, interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the higher of (i) 2% plus the rate otherwise applicable to such Loan or fee as provided in the preceding paragraphs of this Section and (ii) the Prime Rate.

(c) Accrued interest on each Loan shall be payable monthly during the term hereof and upon termination of the Commitment; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) All interest hereunder at the appropriate Base Rate shall be computed on the basis of a year of 360 days and all interest hereunder at the Prime Rate shall be computed on the basis of a year of 365/66 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.11. Increased Costs. (a) If any Change in Law shall:

(a) If the Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Bank’s capital or on the capital of the Bank’s holding company, if any, as a consequence of this Agreement to a level below that which the Bank or the Bank’s holding company could have achieved but for such Change in Law (taking into consideration the Bank’s policies and the policies of the Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank’s holding company for any such reduction suffered.

(b) A certificate of the Bank setting forth the amount or amounts necessary to compensate the Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate within 40 days after receipt thereof.

(c) Failure or delay on the part of the Bank to demand compensation pursuant to this Section shall not constitute a waiver of the Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Bank pursuant to this Section for any increased costs or reductions incurred more than 45 days prior to the date that the Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 45-day period referred to above shall be extended for up to 90 days to include the period of retroactive effect thereof.

SECTION 2.12. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Bank within 45 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Bank on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Bank on its own behalf or on behalf of the Bank shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Bank.

(e) Notwithstanding anything to the contrary in this Section 2.12, the Borrower shall not be liable for the payment of any Taxes or Other Taxes on or measured by the net income of the Bank pursuant to the laws of the United States or any jurisdiction where an office of the Bank is located or does business.

(f) The Bank, represents and warrants to the Borrower that on the date hereof the Bank is incorporated under the laws of the State of New York.

SECTION 2.13. Payments Generally. Each payment required to be made by the Borrower hereunder in respect of principal of and interest on any Loan shall be made not later than 5:00 p.m. New York City time on the day when due in Dollars in immediately available funds at the Payment Office of the Bank, without any setoff, defense or counterclaim whatsoever; provided that, each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day. All other payments under this Agreement and the Note shall be made in Dollars in immediately available funds at the Payment Office not later than 5:00 p.m. New York City time on the day such payments are due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Bank may (but shall not be obligated to) debit from any or all accounts of the Borrower with the Bank, if any, the amount of any such payment which is not made by such time. The Borrower shall, at the time of making each payment under this Agreement, specify to the Bank the principal or other amount payable by the Borrower under this Agreement to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or an Event of Default has occurred and is continuing, the Bank may apply such payment as it may elect in its sole discretion). If the due date of any payment under this Agreement would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

ARTICLE III

Collateral

SECTION 3.01 Security Interest in the Collateral. To secure the prompt payment and performance to the Bank of the Obligations, the Borrower hereby assigns, pledges and grants to the Bank a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located during the term of this Agreement, and for so long as any amounts remain outstanding hereunder. The Borrower shall protect and perfect the Bank’s security interest and shall cause its financial statements to reflect such security interest.

SECTION 3.02 Perfection of Security Interest. The Borrower shall take all action that may be necessary or desirable, or that the Bank may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of the Bank’s security interest in the Collateral or to enable the Bank to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, and (ii) executing and delivering financing statements, control agreements, instruments of pledge, notices and assignments, in each case in form and substance satisfactory to the Bank, relating to the creation, validity, perfection, maintenance or continuation of the Bank’s security interest in Collateral under the Uniform Commercial Code or other applicable law. By its signature hereto, the Borrower hereby authorizes the Bank to file against the Borrower, one or more financing, continuation, or amendment statements pursuant to the Uniform Commercial Code as adopted by the State of New York from time to time in form and substance satisfactory to the Bank. All reasonable charges, expenses and fees the Bank may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account.

SECTION 3.03 Disposition of Collateral. The Borrower will safeguard and protect all Collateral for the Bank’s general account and make no disposition thereof whether by sale, lease or otherwise except as otherwise permitted under this Agreement.

SECTION 3.04 Preservation of Collateral. Following the occurrence and during the continuation of a Default or Event of Default in addition to the rights and remedies set forth in Section 9.08 hereof, the Bank may at any time take such reasonable steps as the Bank deems necessary to protect the Bank’s interest in and to preserve the Collateral. The Borrower shall cooperate fully with all of the Bank’s efforts to preserve the Collateral as permitted in the foregoing sentence and will take such actions to preserve the Collateral as the Bank may direct. All of the Bank’s expenses of preserving the Collateral in accordance with the foregoing shall be charged to Borrower’s Account.

SECTION 3.05 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to the Bank’s security interest: (a) the Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the Collateral to the Bank; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by the Borrower or delivered to the Bank in connection with this Agreement shall be true and correct in all material respects; and (c) all signatures and endorsements of the Borrower that appear on such documents and agreements shall be genuine and the Borrower shall have full capacity to execute same.

Until (a) payment and performance in full of all of the Obligations and

(b) termination of this Agreement, the Bank’s interests in the Collateral shall continue in full force and effect. During such period the Borrower shall not, without the Bank’s prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. The Borrower shall defend the Bank’s interests in the Collateral against any and all Persons whatsoever, except against holders of Permitted Encumbrances that have a perfected security interest with priority over the Bank’s. At any time following demand by the Bank for payment of all Obligations, the Bank shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained. In addition, with respect to all Collateral, the Bank shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. After the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall, and the Bank may, at its option, instruct the Borrower’s Cash Bank to take instructions only from the Bank.

ARTICLE IV

Representations and Warranties

The Borrower represents and warrants to the Bank that:

SECTION 4.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 4.02. Authorization; Enforceability. The Transactions are within the Borrower’s powers and have been duly authorized by all necessary Borrower action and, if required, stockholder and/or member action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, excepting the Liens created hereunder.

SECTION 4.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Bank the Guarantor’s consolidated balance sheet and statements of income, stockholders equity and cash flows, as of and for the fiscal year ended December 31, 2002 and for the six-months ended June 30, 2003, certified (in the case of the year-end statements) by Ernst & Young and by the Guarantor’s chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Guarantor and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to above.

(b) Since December 31, 2002, there has been no Material Adverse Change in the Borrower or the Guarantor.

(c) The Borrower has heretofore furnished to the Bank, in whatever form available, its financial statements.

SECTION 4.05. Properties/Receivables. (a) Each of the Borrower and the Guarantor has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Borrower, the Guarantor and their respective Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, including the “medallion” to operate as an Exchange, and the use thereof by the Borrower and the Guarantor does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) All of the Borrower’s receivables, including Eligible Receivables, are legally enforceable and subject to contractual obligation on the part of each Eligible Participant or other debtor owing the receivable to the Borrower, and the Borrower is the sole owner of all such receivables and has not subjected any such receivables to any lien or encumbrance.

SECTION 4.06. Litigation Matters. Except as set forth on Schedule 4.06 attached hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower, the Guarantor or their respective Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

SECTION 4.07. Compliance with Laws and Agreements. Each of the Borrower, the Guarantor and their respective Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, the rules and regulations of the SEC and PCX) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 4.08. Investment and Holding Company Status. Neither the Borrower nor the Guarantor is (a) an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a holding company as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 4.09. Taxes. Each of the Borrower, the Guarantor, and their respective Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower, the Guarantor, or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 4.11. Disclosure. Each of the Borrower and the Guarantor has disclosed to the Bank all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Bank in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

ARTICLE V

Conditions

SECTION 5.01. Effective Date. The obligation of the Bank to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Bank (or its counsel) shall have received from the Borrower either (i) a counterpart of this Agreement signed on behalf of the Borrower or (ii) written evidence satisfactory to the Bank (which may include telecopy transmission of a signed signature page of this Agreement) that the Borrower has signed a counterpart of this Agreement.

(b) The Bank or its counsel shall have received from the Guarantor the Guaranty.

(c) The SEC shall have approved the Borrower conducting the business of the equities trading facility of the PCX and such approval shall not have been revoked.

(d) The Bank shall have received a favorable written opinion (addressed to the Bank and dated the Effective Date) of counsel for the Guarantor, substantially in the form of Exhibit D, and covering such other matters relating to the Guarantor and the Guaranty as the Bank shall reasonably request.

(e) The Bank shall have received a favorable written opinion (addressed to the Bank and dated the Effective Date) of counsel for the Borrower, substantially in the form of Exhibit A, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Bank shall reasonably request.

(f) The Bank shall have received such documents and certificates as the Bank or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantor, the authorization of the Transactions and any other legal matters relating to the Borrower and the Guarantor, this Agreement, the Guaranty or the Transactions, all in form and substance satisfactory to the Bank and its counsel.

(g) Counsel for the Bank shall have received a copy of (i) the form of any and all material agreements between the Participants and the Borrower and (ii) any and all policies and procedures for the operation of the Borrower as a limited liability company and/or an Exchange.

(h) The Bank shall have received a certificate, substantially in the form of Exhibit H, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in paragraph (a) of Section 5.02.

(i) The Bank shall have received a certificate, substantially in the form of Exhibit G, dated the Effective Date and signed by a Responsible Officer of the Guarantor, confirming compliance with the conditions set forth in paragraph (b) of Section 5.02 with respect to the Guarantor.

(j) The Bank shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced,

reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(k) The Borrower shall take all actions necessary to ensure that the Obligations are owed to the Borrower and to grant to the Bank a perfected security interest in the Collateral.

(l) The Borrower shall deliver a Borrowing Base Certificate dated the Effective Date.

(m) The representations and warranties contained in Article IV hereof are true and correct as of the Effective Date.

(n) The representations and warranties contained in Section 9 of the Guaranty are true and correct as of the Effective Date.

The Bank shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligation of the Bank to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on October 23, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitment shall terminate at such time).

SECTION 5.02. Each Loan. The obligation of the Bank to make any Loan (including the initial Loan) is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in Article IV of this Agreement  shall be true and correct on and as of the date of such Loan; and

(b) The representations and warranties set forth in Section 9 of the Guaranty shall be true and correct for the Guarantor as of the date of such Loan; and

(c) At the time of and immediately after giving effect to such Loan no Default shall have occurred and be continuing; and

(d) Borrower shall still be in compliance with the most recent Borrowing Base Certificate after giving effect to the requested Loan.

The borrowing of each Loan shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section.

ARTICLE VI

Affirmative Covenants

Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Bank that:

SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish, or cause to be furnished, to the Bank:

(a)  (X)  within 120 days after the end of each fiscal year of the Guarantor, the Guarantor’s audited consolidated balance sheet and related statements of operations, stockholders’ equity (or members’ or partners’ capital) and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Guarantor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (Y) within 120 days after the end of the fiscal year of the Borrower, the Borrower’s annual financial statements, in whatever form prepared;

(b)  (X)  within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, the Guarantor’s consolidated balance sheet and related statements of operations, stockholders’ equity (or members’ or partners’ capital) and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of the Guarantor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (Y) within 45 days after the end of each of the first fiscal quarters, the Borrower’s quarterly financial statements, in whatever form prepared;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Responsible Officer of the Guarantor (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Article VII, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) Borrowing Base Certificates in the form of Exhibit G hereto as prescribed in Section 6.10;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or the Guarantor or any of its Subsidiaries with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, Guarantor, or any of its Subsidiaries as such information reasonably applies to the enforcement of this Agreement, or compliance with the terms of this Agreement, as the Bank may reasonably request; and

(h) promptly following their execution, approval, adoption or filing with the SEC or PCX, copies of any and all material amendments to any document material to the operations of the Borrower.

SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Bank prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any investigation, action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower, the Guarantor or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

(d) the occurrence of any event which could materially, and adversely effect the Borrower’s ability to collect any of the Obligations or the Bank’s interest in the Collateral or the cash proceeds therefrom; and

(e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth a summary of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 6.03. Existence; Conduct of Business.

(a) The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, registrations, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

(b) The Borrower shall enforce all its rights under its constituent documents and the Rules and Procedures to require that each Participant reimburse the Borrower for all payments due to the Borrower, including for SEC Fees, and for all other fees and expenses.

SECTION 6.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including SEC Fees, tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 6.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Bank, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, and, in each case, only to the extent necessary to enforce the provisions of this Agreement.

The Borrower will permit any representatives designated by the Bank (including Bank employees or any consultants, accountants, lawyers and appraisers retained by the Bank) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base and such other assets and other financial information and properties of the Borrower as the Bank may require, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the fees (including internally allocated fees and expenses of employees of the Bank) and expenses of any such representatives retained by the Bank as to which invoices have been furnished to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the Collateral Agent Services Group of the Bank. To the extent required by the Bank as a result of any such evaluation, appraisal or monitoring, the Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base).

SECTION 6.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including, without limitation, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.08. Use of Proceeds. The proceeds of the Loans will be used for general purposes, including making payments for which the Borrower shall be liable pursuant to the rules and regulations applicable to it, including SEC Fees. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails an acquisition, purchase or combination with any other entity, or a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 6.09. Inter-Company Accounting. The Borrower will have the ability to accurately account for all cash received and to track and remit cash to the proper legal entity within 24 hours of the receipt of any such cash.

SECTION 6.10. Borrowing Base Certificate.

(a) The Borrower will furnish to the Bank, no later than (i) when any Loan is outstanding hereunder, three (3) Business Days after each of the weeks ended, a completed Borrowing Base Certificate as of the last day of the immediately preceding one week period, and (ii) ten (10) Business Days following the immediately preceding fiscal month ended, a completed Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such fiscal month, and (iii) if requested by the Bank, prior to the making of any Loan, a completed Borrowing Base Certificate showing the Borrowing Base as of the date of such Loan, in each case with supporting documentation and additional reports with respect to the Borrowing Base as the Bank may reasonably request.

(b) The Borrower will remain in compliance with the most recent Borrowing Base Certificate throughout the term hereof.

SECTION 6.11 Maintenance of Bank’s Rights. The Borrower will take all reasonable and customary actions to ensure that the receivables are paid in a timely fashion and that the security interest of the Bank in the Collateral is maintained, and will defend, at its expense, the right, title and interest of the Bank in and to the Collateral.

ARTICLE VII

Negative Covenants

Until the Commitment has expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Bank that:

SECTION 7.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness (other than Indebtedness created hereunder), except for (i) Indebtedness owed by the Borrower to its clearing-broker in connection with the clearing of securities in the ordinary course of the Borrower’s business as an Exchange or trade payables incurred in connection with the purchase or rental of equipment or supplies, (ii) the Equipment Finance Obligations, and (iii) similar indebtedness incurred in connection with the purchase of equipment in the ordinary course of business.

SECTION 7.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable and the Obligations) or rights in respect of any thereof, except:

(a)           Permitted Encumbrances;

(b)          any Lien on any real property (including improvements on such real property) of the Borrower or any Subsidiary; and

(c)          Liens (X) on equipment securing the Equipment Finance Obligations, or (Y) for purchase money security interests and/or capital leases incurred in the ordinary course of business.

SECTION 7.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary or other Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary or other Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary.

(b) The Borrower will not, and will not permit any Subsidiary to, engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement, except to expand the types of transactions traded over the Borrower’s Exchange or to a securities-type business similar to, relating to or evolving from the Borrower’s current business.

SECTION 7.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger, but excepting from such prohibition purchases and acquisitions of marketable securities in the ordinary course of business of operating an Exchange) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit.

SECTION 7.05. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with or enter into any service, clearing agreements or other agreements with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

SECTION 7.06. Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement.

SECTION 7.07. Change in Control. The Borrower shall not permit a Change in Control to occur.

SECTION 7.08. Tangible Net Worth. The Borrower shall not permit its Tangible Net Worth to be less than 70% of its Tangible Net Worth as of the Effective Date.

ARTICLE VIII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 3.05, 6.02, 6.03 (with respect to the Borrower’s existence), 6.11 or in Article VII;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Bank to the Borrower;

(f) the Borrower, any Material Subsidiary or any subsidiary (if, in the case of such subsidiary, a Material Adverse Effect on the Borrower could reasonably be anticipated to result) shall fail to make any payment or payments (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness of the Borrower, the Guarantor or any Material Subsidiaries of the Guarantor or any subsidiary (if, in the case of such subsidiary, a Material Adverse Effect on the Borrower or Guarantor could reasonably be anticipated to result) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) any representation or warranty made or deemed made by or on behalf of the Guarantor in or in connection with the Guaranty or this Agreement or any amendment or modification thereof or hereof or waiver thereunder or hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with its Guaranty or this Agreement or any amendment or modification thereof or hereof or waiver hereunder, shall prove to have been materially incorrect when made or deemed made;

(i) the Guarantor shall fail to observe or perform any covenant, condition or agreement contained in or incorporated by reference into the Guaranty;

(j) the Guaranty shall for whatever reason be terminated or cancelled or cease to be in full force and effect, or the enforceability thereof shall be contested by the Guarantor, the Borrower or any other Person, provided, however, that the Borrower and the Bank may mutually agree to terminate or modify the Guaranty;

(k) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, the Guarantor or any of their respective Subsidiaries, or with respect to any of them, its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, the Guarantor or any of their respective Subsidiaries or, with respect to any of them, for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(l) the SEC shall have revoked the status of the Borrower as an exchange or of any broker dealer Subsidiary of the Guarantor which shall constitute a Material Subsidiary, as a broker dealer or shall suspend such status and such status shall not be reinstated within 10 days of such suspension;

(m) the Borrower, the Guarantor or any of their respective Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (k) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, the Guarantor or any of their respective Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(n) the Borrower, the Guarantor or any of their respective Subsidiaries shall become unable, admit in writing or fail generally to pay its debts as they become due;

(o) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower, the Guarantor, or any of their respective Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower, the Guarantor or any Subsidiary to enforce any such judgment amount, and Borrower has not appealed or contested such judgement within the applicable statutory period;

(p) the Bank’s rights hereunder to the Collateral shall not be perfected or its lien over the Collateral shall not be a first priority lien, other than with respect to Permitted Encumbrances; or

(q) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event described in any of clauses (k) through (n) of this Article), and at any time thereafter during the continuance of such event, the Bank may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in any of clauses (k) through (n) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In either case, such event shall constitute a “default” under the Uniform Commercial Code, following which the Bank may exercise any and all remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right of a Secured Creditor to enforce the security interest granted herein and to realize upon any Collateral by any available method.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Borrower, to it at 100 South Wacker Drive, Suite 2000 Chicago, Illinois 60606, Attention Chief Financial Officer (fax No. (312)

442-7010); and

(b) if to Bank, to it at 277 Park Avenue, 23rd Floor, New York, New York 10172, Attention Pandora Setian (fax No. (646) 534-1725)

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers Amendments. (a) No failure or delay by the Bank in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Bank.

SECTION 9.03. Expenses Indemnity; Damage Waiver. (a) The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Bank, including the reasonable fees, charges and disbursements of any counsel for the Bank, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify the Bank, and each Related Party of the Bank (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a parry thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence, gross negligence or willful misconduct of such Indemnitee; provided, however, that the Borrower shall not be obligated to indemnify an Indemnitee for any claim of special or indirect damages.

(c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(d) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns; Assignments. (a) The Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party hereto.

(b) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Bank, such consent not to be unreasonably withheld (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Bank and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by the Bank or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 2.11, 2.12, and 9.03 shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Bank and when the Bank shall have received counterparts hereof which, when taken together, bear the signature of the Borrower, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Bank and such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by the Bank, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which the Bank may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. The Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Bank on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified, orally or in writing, at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Bank in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by the Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ARCHIPELAGO EXCHANGE, L.L.C.

By:	ARCHIPELAGO HOLDINGS, L.L.C,
Its Sole Member

By:	/s/ Nelson Chai
	Name:	Nelson Chai
	Title:	CFO

JPMORGAN CHASE BANK

By:	/s/ Thomas H. Mulligan
	Name:	Thomas H. Mulligan
	Title:	Managing Director

SCHEDULE 4.06

MATERIAL PENDING OR THREATENED LITIGATION

Baker & McKenzie has been engaged by Archipelago Holdings, L.L.C. in connection with the lawsuit entitled Fane Lozman and Blue Water Partners, Inc. v. Gerald D. Putnam, Terra Nova Trading, L.L. C., Stuart Townsend, Marrgwen Townsend, Townsend Analytics, Ltd., Chicago Trading & Arbitrage, L.L.C., Archipelago, L.L.C. and Archipelago Holdings, L.L.C. (Archipelago, L.L.C. and Archipelago Holdings, L.L.C. collectively, “Archipelago”), which was filed on August 8, 1999 in the Circuit Court of Cook County, Illinois, Case No. 99 CH 11347. In their complaint, plaintiffs allege that defendants conspired to breach fiduciary duties to plaintiffs, and usurped the corporate opportunities of plaintiff, Blue Water Partners, to develop an electronic stock exchange and “day trading” rooms. Plaintiffs seek, among other things, an accounting, the imposition of constructive trusts, as well as damages and other equitable relief. On March 24, 2000, the Circuit Court entered an order dismissing all of plaintiffs’ claims against Archipelago on the ground that plaintiffs had failed to state a cause of action against Archipelago. Plaintiffs appealed the Circuit Court’s dismissal of their claims to the Illinois Appellate Court. The Illinois Appellate Court upheld the dismissal of all direct claims against Archipelago, but held that it lacked appellate jurisdiction to resolve the indirect claims against Archipelago for corporate opportunity usurpation. The Appellate Court therefore vacated the Circuit Court’s order finding its dismissal of Archipelago final and appealable as to the corporate opportunity usurpation claim, and remanded the case to the Circuit Court, pending the final resolution of the case as to the other defendants. Plaintiffs have since moved to vacate the March 24, 2000 dismissal order with respect to the indirect claims against Archipelago for corporate opportunity usurpation, and a ruling from the Circuit Court on this motion is expected on December 19, 2003. It would be premature at this juncture to predict with any reasonable degree of certainty the likely outcome of further proceedings in the Circuit Court of Cook County.

EXHIBIT A

OPINION OF COUNSEL FOR THE BORROWER

[                          , 2003]

JPMorgan Chase

Bank 270 Park Avenue

New York, New York 10017

Ladies & Gentlemen:

We have acted as counsel for Archipelago Exchange, L.L.C. a Delaware limited liability company (the “Borrower”), in connection with the Credit and Security Agreement dated as of October 23 , 2003 (the “Credit Agreement”), between the Borrower and JPMorgan Chase Bank (the “Bank”), and any borrowings made thereunder (the “Transactions”). Capitalized terms not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

In acting as counsel to the Borrower, we have examined:

a.                   the Credit Agreement;

b.                  the Control Agreement, dated October 23, 2003, by and among the Bank, the Borrower and the Borrower’s Cash Bank (the “Control Agreement”); and

c.                  UCC-1 Financing Statement to be filed with Secretary of Delaware (the “Financing Statement”);

We have made such further investigations as we have deemed relevant to and necessary for the opinions contained herein and considered such questions of law as we have deemed appropriate to render the opinions expressed herein, subject to the limitations, assumptions and qualifications noted herein.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents submitted as copies, the legality, enforceability, validity and binding effect under relevant state law of each document, agreement and certificate other than the Credit Agreement, and that no such document, agreement or certificate has been amended or modified before or after submission to us. With respect to certain facts, we have relied upon and assumed the accuracy of the statements and certifications of government officials, as well as of the directors, officers and agents of the Borrower, which statements and certifications we have not verified independently. We have assumed that the conduct of the parties to the transactions contemplated by the Credit Agreement complies, and will comply, with any test of good faith, fairness or commercial reasonableness required by law and complies, and will comply, with any applicable fiduciary duties. Furthermore, we have also relied as to factual matters, without independent investigation, upon the accuracy of the representations, warranties and statements of fact contained in the Credit Agreement, which representations, warranties and statements of fact are assumed to be accurate, true and correct at and as of the date made and as of the date hereof.

We have further assumed that the Borrower has rights in the Collateral sufficient for a security interest to attach, and that value has been given to the Borrower by the Bank. With respect to the Control Agreement, we have assumed that proceeds of the Collateral are deposited with the Borrower’s Cash Bank at an account located in the State of Illinois which is a deposit account within the meaning of Section 9-102(29) of the Uniform Commercial Code of Illinois and which deposit account is expressly subject to the terms and conditions of the Control Agreement.

Upon the basis of the foregoing, we are of the opinion that:

l. Based solely on the certificates of good standing issued by the Secretary of the State of Delaware (the “Delaware Good Standing Certificate”), the Borrower (a) is a limited liability company duly organized, validly existing and, based solely on the Delaware Good Standing Certificate, in good standing under the laws of Delaware, (b) has all requisite power and authority to carry on its business as now conducted, and (c) based solely on the good standing certificate issued by the Secretaries of the State of Delaware, is qualified to do business in, and is in good standing under the laws of the State of Delaware.

2. The execution, delivery and performance of the Transactions are within the Borrower’s powers and have been duly authorized by all necessary actions, including any required actions of its members. The Credit Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, including the Securities and Exchange Commission, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the constitutive or organizational documents of the Borrower or, to our knowledge any order of any Governmental Authority, (c) will not violate or result in a default under the agreements or other instruments identified on Exhibit I hereto binding upon the Borrower or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower, except for the Lien created pursuant to the Credit Agreement and the Control Agreement.

4. To our knowledge, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting the Borrower (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (b) that involve the Credit Agreement or the Transactions.

5. The grant of a security interest in the Collateral pursuant to the Credit Agreement as described below are effective to create, in favor of and for the benefit of the Bank, a valid security interest under the Uniform Commercial Code as in effect in the State of New York in all of the right, title and interest of the Borrower in, to and under the Collateral as collateral security for the payment of the Loans.

6. The security interest referred to in paragraph 5 above in the types of Collateral described below will be perfected as follows:

such security interest in that portion of the Collateral consisting of accounts or general intangibles (each, as defined in Section 9-102 of the Uniform Commercial Code) will, upon the creation of such security interest, be perfected by filing the Financing Statement in the form furnished to us with the Secretary of State of Delaware and the payment of the applicable filing fee;

such security interest in that portion of the Collateral consisting of cash on deposit will, upon the creation of such security interest, be perfected by the execution and delivery of the Control Agreement by all parties thereto.

7. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

The foregoing opinions are qualified and limited by the following:

(a) the possible effect of general principles of equity (regardless of whether matters to which this opinion pertains are considered in a proceeding in equity or at law), including concepts of materiality, commercial reasonableness or conscionability, and those limiting the availability of specific performance, injunctive relief and other forms of equitable relief and those providing for defenses based on fairness and reasonableness and to the discretion of the court;

(b) the possible effect of bankruptcy, insolvency, fraudulent transfers, obligations or conveyances, preferential transfers, reorganization, rearrangement, moratorium and other laws relating to or affecting debtors’ relief or creditors’ rights and remedies generally;

(c) without limiting the generality of qualification (b) above, Section 552 of the U.S. Bankruptcy Code limits the extent to which property acquired by a debtor after commencement of a case under the U.S. Bankruptcy Code may be subject to a security interest arising from a security, agreement entered into by a debtor before the commencement of such case;

(d) the security interest in the Collateral consisting of proceeds is limited to the extent set forth in Section 9-315 of the Delaware Uniform Commercial Code and the New York Uniform Commercial Code (together, the “UCC”);

(e) perfection of a security interest is limited to the extent that (A) Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filing of the Financing Statement to maintain the effectiveness of such Financing Statement and the perfection of the security interests represented thereby and (B) additional financing statements may be required to be filed to maintain the perfection of a security interest if the Borrower changes its name, identity or jurisdiction of incorporation;

(f) any security interested created by the Credit Agreement may be subject to the claims of lien creditors, non-ordinary course buyers and non-ordinary course lessees as provided in Section 9-323 of the UCC, and may also be subject to the rights of purchasers, licensees and lessees as provided in Sections 9-320 and 9-321 of the UCC;

(g) security interests in chattel paper, instruments, documents, securities, financial assets and security entitlements are subject to the rights and claims of holders, purchasers and other parties as provided in Sections 9-330 and 9-331 of the UCC; rights to money or funds contained in deposit accounts are subject to the rights of transferees under Section 9-327 of the UCC; security interests in goods are subject to the rights of holders of possessory liens under 9-333 of the UCC; security interests in deposit accounts are subject to the rights of the depository bank under Section 9-340 of the UCC; security interests in a good which is installed in, or attached or affixed to any other good may be subject to the provisions of Section 9-335 of the UCC and may be subject to the provisions of Section 9-336 of the UCC to the extent that such good forms part of a larger product or mass;

(h) rights against account debtors may be subject to the terms of the assigned account, chattel paper or general intangible, to dealings between such account debtor and the Borrower, as applicable, and to the other limitations provided in Sections 9-403, 9-404, 9-405 and 9-406 of the UCC and any rights against account debtors may be subject to defenses as provided in Section 9-404 of the UCC;

(i) federal and state laws, regulations and policies concerning a national or local emergency, or civil and criminal forfeiture laws;

(l) enforcement of certain rights under the Credit Agreement may be unavailable if any of the parties to the Credit Agreement seek to enforce their rights other than in good faith and in a manner in which it is commercially reasonable to do so;

(k) the possible effect of generally applicable rules of law that limit the availability of a remedy under circumstances where another remedy has been elected;

(1) the possible effect of generally applicable rules of law that may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(m) the possible unenforceability of provisions prohibiting competition, the solicitation or acceptance of customers, of business relationships or of employees, the use or disclosure of information, or other activities in restraint of trade;

(n) the possible unenforceability of any provision relating to liquidated damages or financial penalties;

(o) the possible unenforceability of any provision required any person to make any payment without set off or counterclaim;

(p) the possible unenforceability of any provision making irrevocable a power of attorney, whether or not coupled with an interest; and

(q) the possibility that requirements in the Credit Agreement specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;

We express no opinion as to:

a.                   the enforceability of any choice of law or choice of forum provisions of the Credit Agreement, or as to the subject-matter and in personam jurisdiction of any Federal or state court to adjudicate any controversy relating to or arising from the Credit Agreement;

b.                  whether any provision of the Credit Agreement constitutes either an effective waiver of the right to assert an objection of forum non conveniens, an effective waiver of the right to object to improper venue, an effective waiver of the right to object to the method of service of process or an effective waiver of the right to trial by jury or an enforceable consent to subject matter and personal jurisdiction in any court;

c.                  any limitations under federal and state securities laws, antitrust laws and considerations of public policy which relate to indemnification or contribution provisions;

d.                  the enforceability of any provision providing for the right to injunctive relief without a showing of irreparable harm or injury;

e.                  the enforceability of any provision purporting to shorten any statute of limitations or waiving in advance any defense with respect to any statute of limitations;

f.                    the enforceability of any provision requiring the payment of attorneys’ fees and expenses in an amount in excess of reasonable attorneys fees and expenses actually incurred;

g.                  the priority of any security interest or other lien in or on the Collateral created by the Credit Agreement;

h.                  the ownership or title to any property of the Borrower, whether the

Borrower has sufficient rights in the Collateral for a security interest to attach and the creation or perfection of a security interest in any item of Collateral that is excluded from the scope of Article 9 of the UCC;

i.                     the enforceability of any provision that purports to permit the Bank to sell or otherwise dispose of, or purchase, any Collateral or enforce any other right or remedy including, without limitation, any self-help or taking-possession remedy, except in compliance with applicable law including, without limitation, the UCC and the enforceability of any provision that purports to limit the ability of the Borrower to transfer voluntarily or involuntarily by way of sale, creation of a security interest, attachment, levy, garnishment, or other judicial process such person’s right, title and interest in or to any of its property including, without limitation, the Collateral as contemplated by Section 9-401 of the UCC;

j.                     any security interest in any portion of the Collateral that constitutes: (A) farm products; (B) collateral subject to a certificate of title; (C) fixtures, timber to be cut or as-extracted collateral; (D) consumer goods or manufactured homes; (E) electronic chattel paper; (F) commercial tort claims; (G) money, cash or cash equivalents to the extent not in the possession of Agent; and (H) documents of goods covered by documents;

k.                  the effect of any prohibitions against assignment that may be contained in any account, lease agreement, promissory note, chattel paper, payment intangible, healthcare receivable or letter-of-credit right, which prohibitions may be subject to Section 9-406, 9-407, 9-408 or 9-409 of the UCC;

l.                     the Bank’s ability to collect or realize on any Collateral which may be subject to any right, account or other obligation for which the United States Government or any other government, or any agency, department or subdivision thereof, is an obligor;

m.             the enforceability of any provision granting a secured party the right or discretion to determine unilaterally standards or requirements for performance not expressly stated in the Credit Agreement or to establish standards or requirements that are not commercially or manifestly reasonable.

This opinion letter speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We disclaim any obligation to notify you or any other person after the date of this letter if any change in fact or law should result in a change as to our opinion with respect to any matter set forth herein. When, in this opinion letter we have used the expressions “known to us,” “knowledge” or their equivalents, this means actual knowledge of the attorneys of our firm principally responsible for this matter, [INSERT NAME(S)]

Our opinions are based upon a review only of those laws, statutes, rules, ordinances and regulations which, in our experience, a lawyer who is a member of the bar of the States of Illinois and New York exercising customary professional due diligence would reasonably recognize as being applicable to the type of transactions contemplated by the Credit Agreement. The opinions set forth above are based solely upon the internal substantive laws and regulations of the States of Illinois and New York and the United States of America in effect on the date hereof (without reference to conflict of laws) and our review of the Limited Liability Company Act of the State of Delaware, and the Delaware Uniform Commercial Code (the “Delaware UCC”). Nothing herein shall be construed to be an opinion as to the applicability or effect of the laws of any jurisdiction other than Illinois, New York and the United States of America, together with the Limited Liability Company Act of the State of Delaware, and the Delaware UCC. No opinion is expressed as to the laws of any other jurisdiction or the effect which the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflict of laws principles or otherwise.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

Very truly yours,

EXHIBIT B

[FORM OF
BORROWING REQUEST]

[Date]

Lisa Dee

JPMorgan Chase Bank

Collateral Agent Service Group

270 Park Avenue - 20th floor

New York, New York 10017

Fax:  (212) 270-7449

Dear Sirs:

Reference is made to the Credit and Security Agreement, dated as of October 23, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein are used herein as therein defined), among Archipelago Exchange, L.L.C., a Delaware limited liability company (the “Borrower”), and JPMorgan Chase Bank (the “Bank”). The Borrower hereby gives notice to the Bank pursuant to Section 2.03 of the Credit Agreement that the Borrower hereby requests that Loans be made to it, and in that connection sets forth the following information with respect to such Loans:

1. The date on which the Loan is to be made is                          ,         .

2. The aggregate principal amount of the Loans is $                         .

3 The Current Borrowing Base is:                           (from the Borrowing Base Certificate of [date].); and the Borrower hereby certifies that following the making of the Loan requested hereby, the Borrower will be and remain in compliance with the terms of the Borrowing Base Certificate.

4. The location and number of the Borrower’s account to which funds are to be disbursed is                                                                                                     .

ARCHIPELAGO EXCHANGE, L.L.C.

By:
Name:
Title:

Copy to: Broker/Dealer loan operations
Attn: Barbara Huether
Phone: 212 622-8745
Fax: 212 534-1718

B-1

EXHIBIT C

FORM OF GUARANTY M,

[JPMORGAN LOGO]

GUARANTY

GUARANTY dated as of October 23, 2003 made by the undersigned (the “Guarantor”) in favor of JPMorgan Chase Bank and/or any of its subsidiaries or affiliates (individually or collectively, as the context may require, the “Bank”).

PRELIMINARY STATEMENTS: The Bank has entered, or may from time to time enter, into agreements or arrangements with Archipelago Exchange, L.L.C. (the “Borrower”) providing for credit extensions or financial accommodation to the Borrower, including but not limited to the making of loans, advances or overdrafts, whether or not secured (all of the foregoing agreements or arrangements being the “Facilities” and any writing evidencing, supporting or securing a Facility, including but not limited to this Guaranty, as such writing may be amended, modified or supplemented from time to time, a “Facility Document”). The Guarantor owns a substantial amount of the stock or other ownership interests of the Borrower and is financially interested in its affairs.

THEREFORE, in order to induce the Bank to extend credit or give financial accommodation under the Facilities, the Guarantor agrees as follows:

Section 1. GUARANTY OF PAYMENTS. The Guarantor unconditionally and irrevocably guarantees to the Bank the punctual payment of all sums now owing or which may in the future be owing by the Borrower under the Facilities, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the “Liabilities”). The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents. This Guaranty is a guaranty of payment and not of collection only. The Bank shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral. The Guarantor agrees that, as between the Guarantor and the Bank, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.

Section 2. GUARANTY ABSOLUTE. The Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Facilities. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liabilities, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liabilities; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liabilities; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Facility Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a guarantor.

Section 3. GUARANTY IRREVOCABLE. This Guaranty is a continuing guaranty of the payment of all Liabilities now or hereafter existing under the Facilities and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Facilities are no longer in effect or, if earlier, when the Guarantor has given the Bank written notice that this Guaranty has been revoked; provided that any notice under this Section shall not release the Guarantor from any Liability, absolute or contingent, existing prior to the Bank’s actual receipt of the notice at its branches or departments responsible for the Facilities and reasonable opportunity to act upon such notice.

Section 4. REINSTATEMENT. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Bank on the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though the payment had not been made.

Section 5. SUBROGATION. The Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facilities are no longer in effect. If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Bank and shall be promptly paid to the Bank to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Facilities. If the Guarantor makes payment to the Bank of all or any part of the Liabilities and all the Liabilities are paid in full and the Facilities are no longer in effect, the Bank shall, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Liabilities resulting from the payment.

Section 6. SUBORDINATION. Without limiting the Bank’s rights under any other agreement, any liabilities owed by the Borrower to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Borrower to the Guarantor, if the Bank so requests, shall be collected, enforced and received by the Guarantor as trustee for the Bank and shall be paid over to the Bank on account of the Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

Section 7. PAYMENTS GENERALLY. All payments by the Guarantor shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the Facility Documents; provided, however, that (if the Payment Currency is other than U.S. dollars) the Guarantor may, at its option (or, if for any reason whatsoever the Guarantor is unable to effect payments in the foregoing manner, the Guarantor shall be obligated to) pay to the Bank at its principal office the equivalent amount in U.S. dollars computed at the selling rate of the Bank or a selling rate chosen by the Bank, most recently in effect on or prior to the date the Liability becomes due, for cable transfers of the Payment Currency to the place where the Liability is payable. In any case in which the Guarantor makes or is obligated to make payment in U.S. dollars, the Guarantor shall hold the Bank harmless from any loss incurred by the Bank arising from any change in the value of U.S. dollars in relation to the Payment Currency between the date the Liability becomes due and the date the Bank is actually able, following the conversion of the U.S. dollars paid by the Guarantor into the

Payment Currency and remittance of such Payment Currency to the place where such Liability is payable, to apply such Payment Currency to such Liability.

Section 8. CERTAIN TAXES. The Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required to be withheld from any amounts payable to the Bank hereunder, the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by the Guarantor, as promptly as possible thereafter, the Guarantor shall send the Bank an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Bank.

Section 9. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to the Guarantor; (iii) does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and (b) in executing and delivering this Guaranty, the Guarantor has (i) without reliance on the Bank or any information received from the Bank and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) has full and complete access to the Credit Agreement and any other documents executed in connection with the Credit Agreement; and (iv) not relied and will not rely upon any representations or warranties of the Bank not embodied herein or any acts heretofore or hereafter taken by the Bank (including but not limited to any review by the Bank of the affairs of the Borrower).

Section 10. REMEDIES GENERALLY. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 11. SETOFF. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Guarantor at any of the Bank’s offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; provided that the Bank’s failure to give such notice shall not affect the validity thereof.

Section 12. FORMALITIES. The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.

Section 13. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Bank, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Bank to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 14. EXPENSES. The Guarantor shall reimburse the Bank on written demand for all reasonable  costs,  expenses and charges  incurred by the Bank in connection with the performance or enforcement of this Guaranty. The obligations of the  Guarantor  under this  Section  shall  survive the  termination  of this Guaranty.

Section 15. ASSIGNMENT. This Guaranty shall be binding on, and shall inure to the benefit of the Guarantor, the Bank and their respective successors and assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if the Guarantor is a partnership, regardless of any change in the partnership as a result of death retirement or otherwise; and (b) the Bank may assign, sell participations in or otherwise transfer its rights under the Facilities to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Bank in this Guaranty or otherwise.

Section 16. CAPTIONS. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 17. GOVERNING LAW, ETC. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO TIME. THE GUARANTOR WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

Section 18. INTEGRATION; EFFECTIVENESS. This Guaranty alone sets forth the entire understanding of the Guarantor and the Bank relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by the Guarantor to the Bank. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

ARCHIPELAGO HOLDINGS, L.L.C.

By:
Name:
Title:
Address:

STATE OF

ss.:

COUNTY OF

On the                     day of                                                          , 200     , before me came , to me known, who, being by me duly sworn, did depose and say that he/she resides at ; that he/she is                                                           of , the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by like order.

Notary Public

1,                                                                  , as [Secretary] [Assistant Secretary] of                                                          , a corporation duly organized and existing under the laws of                                                          , hereby certify that a meeting of the Board of Directors of said Corporation was duly called and held on the                  day of                  , 200     , and that at said meeting at which a quorum was present and voting throughout, the following preambles and resolution, upon motion duly made and seconded, were duly and unanimously adopted:

“WHEREAS,                                                     (hereinafter referred to as the “Borrower”), a corporation organized and existing under the laws of , has obtained or desires or may desire at some time and/or from time to time to obtain loans or other financial accommodation from, or conduct transactions with, JPMorgan Chase Bank; and/or any of its subsidiaries and/or affiliates (hereinafter referred to as the “Bank”); and

WHEREAS, this Corporation owns directly or indirectly a substantial amount of the stock of the Borrower and/or is financially interested in its affairs and expects to derive advantage from each and every such loan, accommodation and/or transaction;

NOW, THEREFORE, BE IT

RESOLVED, that this Corporation guarantee the liabilities and obligations of the Borrower to the Bank in the manner set forth in the agreement of guaranty presented to this meeting, which said agreement of guaranty and all of the terms and provisions thereof are in all respects approved and adopted, and that the officers of this Corporation be and hereby are, and each of them hereby is, authorized and directed to execute in the name and on behalf of this Corporation and to deliver to the Bank an agreement of guaranty in said form with such changes, if any, as the officer or officers of this Corporation executing the same may approve, and to do such other acts and things as may be necessary or advisable in order to carry out and perform on the part of this Corporation the covenants, conditions and agreements on its part to be carried out and performed as provided in said agreement of guaranty and in order to carry out and effect the full intent and purposes of this resolution.”

As said [Secretary] [Assistant Secretary], I further certify that the foregoing preambles and resolution have not been repealed, annulled, altered or amended in any respect but remain in full force and effect and that the annexed instrument is the form of the agreement of guaranty presented to said meeting and referred to in and approved by the aforesaid resolution.

IN WITNESS WHEREOF, I have hereunto set may hand this              day of                  , 200   .

As [Secretary] [Assistant Secretary] of Said Corporation

EXHIBIT D

OPINION OF COUNSEL FOR THE GUARANTOR

[                                          , 2003]

JPMorgan Chase Bank
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel to Archipelago Holdings, L.L.C. (the “Guarantor”) in connection with the execution and delivery of that certain Guaranty (the “Guaranty”) dated as of October 23, 2003 executed by the Guarantor in favor of JPMorgan Chase Bank (the “Bank”) and guaranteeing the obligations of Archipelago Exchange, L.L.C. under that certain Credit and Security Agreement dated October 23, 2003 (the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings.

In connection with this opinion, we have examined:

d. the Guaranty; and

e. the Credit Agreement;

We have made such further investigations as we have deemed relevant to and necessary for the opinions contained herein and considered such questions of law as we have deemed appropriate to render the opinions expressed herein, subject to the limitations, assumptions and qualifications noted herein.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents submitted as copies, the legality, enforceability, validity and binding effect under relevant state law of each document, agreement and certificate other than the Guaranty, and that no such document, agreement or certificate has been amended or modified before or after submission to us. With respect to certain facts, we have relied upon and assumed the accuracy of the statements and certifications of government officials, as well as of the directors, officers and agents of the Guarantor, which statements and certifications we have not verified independently. We have assumed that the conduct of the parties to the transactions contemplated by the Guaranty complies, and will comply, with any test of good faith, fairness or commercial reasonableness required by law and complies, and will comply, with any applicable fiduciary duties. Furthermore, we have also relied as to factual matters, without independent investigation, upon the accuracy of the representations, warranties and statements of fact contained in the Guaranty, which representations, warranties and statements of fact are assumed to be accurate, true and correct at and as of the date made and as of the date hereof.

Upon the basis of the foregoing, we are of the opinion that:

l. Based solely on the certificates of good standing issued by the Secretary of the State of Delaware (the “Delaware Good Standing Certificate”),

the Guarantor (a) is a limited liability company duly organized, validly existing and, based solely on the Delaware Good Standing Certificate, in good standing under the laws of Delaware, (b) has all requisite power and authority to carry on its business as now conducted, and (c) based solely on the good standing certificate issued by the Secretaries of the State of [INSERT STATE], is qualified to do business in, and is in good standing under the laws of the State of [INSERT STATE].

2. The execution, delivery and performance by the Guarantor of the Guaranty have been duly authorized by all necessary action and do not and will not: (a) require any consent or approval of its members; (b) contravene its constitutive or organizational documents; (c) violate any provision of any law, rule or regulation, in each case applicable to or binding upon the Guarantor or its property, or contravene, to the best of our knowledge, any order, injunction, writ or decree of any court or arbitrator to which the Guarantor or its property is subject; or (d) result in a breach of or constitute a default or require any consent under any of the agreements or instruments listed on Exhibit I hereto.

3. The Guaranty has been duly executed and delivered, and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

4. No consent, approval or authorization of, or registration, declaration or filing with any governmental authority is required in connection with or as a condition precedent to the due and valid execution and delivery by the Guarantor of the Guaranty or to the legality, validity, binding effect or enforceability of any of the respective terms, provisions, or conditions thereof.

5. The Guarantor is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 and is not subject to any statute or regulation which prohibits or restricts its obligations under the Guaranty.

The foregoing opinions are qualified and limited by the following:

(a)           the possible effect of general principles of equity (regardless of whether matters to which this opinion pertains are considered in a proceeding in equity or at law), including concepts of materiality, commercial reasonableness or conscionability, and those limiting the availability of specific performance, injunctive relief and other forms of equitable relief and those providing for defenses based on fairness and reasonableness and to the discretion of the court;

(b)          the possible effect of bankruptcy, insolvency, fraudulent transfers, obligations or conveyances, preferential transfers, reorganization, rearrangement, moratorium and other laws relating to or affecting debtors’ relief or creditors’ rights and remedies generally;

(c)          federal and state laws, regulations and policies concerning a national or local emergency, or civil and criminal forfeiture laws;

(d)          enforcement of certain rights under the Guaranty may be unavailable if any of the parties to the Guaranty seek to enforce their rights other than in good faith and in a manner in which it is commercially reasonable to do so;

(e)          the possible effect of generally applicable rules of law that limit the availability of a remedy under circumstances where another remedy has been elected;

(f)            the possible effect of generally applicable rules of law that may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(g)          the possible unenforceability of provisions prohibiting competition, the solicitation or acceptance of customers, of business relationships or of employees, the use or disclosure of information, or other activities in restraint of trade;

(h)          the possible unenforceability of any provision relating to liquidated damages or financial penalties;

(i)             the possible unenforceability of any provision requiring any person to make any payment without set off or counterclaim;

(j)             the possible unenforceability of any provision making irrevocable a power of attorney, whether or not coupled with an interest; and

(k)          the possibility that requirements in the Guaranty specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;

We express no opinion as to:

(a)           the enforceability of any choice of law or choice of forum provisions of the Guaranty, or as to the subject-matter and in personam jurisdiction of any Federal or state court to adjudicate any controversy relating to or arising from the Guaranty;

(b)          whether any provision of the Guaranty constitutes either an effective waiver of the right to assert an objection of forum non conveniens, an effective waiver of the right to object to improper venue, an effective waiver of the right to object to the method of service of process or an effective waiver of the right to trial by jury or an enforceable consent to subject matter and personal jurisdiction in any court;

(c)          any limitations under federal and state securities laws, antitrust laws and considerations of public policy which relate to indemnification or contribution provisions;

(d)          the enforceability of any provision providing for the right to injunctive relief without a showing of irreparable harm or injury;

(e)          the enforceability of any provision purporting to shorten any statute of limitations or waiving in advance any defense with respect to any statute of limitations;

(f)            the enforceability of any provision requiring the payment of attorneys’ fees and expenses in an amount in excess of reasonable attorneys fees and expenses actually incurred.

This opinion letter speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We disclaim any obligation to notify you or any other person after the date of this letter if any change in fact or law should result in a change as to our opinion with respect to any matter set forth herein. When, in this opinion letter we have used the expressions “known to us,” “knowledge” or their equivalents, this means actual knowledge of the attorneys of our firm principally responsible for this matter, [INSERT NAMES].

Our opinions are based upon a review only of those laws, statutes, rules, ordinances and regulations which, in our experience, a lawyer who is a member of the bar of the States of Illinois and New York exercising customary professional due diligence would reasonably recognize as being applicable to the type of transactions contemplated by the Guaranty. The opinions set forth above are based solely upon the internal substantive laws and regulations of the States of Illinois and New York and the United States of America in effect on the date hereof (without reference to conflict of laws) and our review of the Limited Liability Company Act of the State of Delaware. Nothing herein shall be construed to be an opinion as to the applicability or effect of the laws of any jurisdiction other than Illinois, New York and the United States of America, together with the Limited Liability Company Act of the State of Delaware. No opinion is expressed as to the laws of any other jurisdiction or the effect which the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflict of laws principles or otherwise.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

Very truly yours,

EXHIBIT F

FORM OF CERTIFICATE OF GUARANTOR

[Date]

JPMorgan Chase Bank
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

I am the                                            of Archipelago Holdings, L.L.C. (the “Guarantor”) and am providing this Certificate in connection with the execution and delivery of that certain Guaranty (the “Guaranty”) dated as of October 23, 2003 executed by the Guarantor in favor of JPMorgan Chase Bank (the “Bank”) and guaranteeing the obligations of Archipelago Exchange, L.L.C. under that certain Credit and Security Agreement dated October 23, 2003 (the “Credit Agreement”). This is the Certificate referred to in Section 5.01 (i) of the Credit Agreement (terms used herein shall have the same meanings as in the Credit Agreement).

I hereby certify that, as of the date first written above:

the Guaranty:

(i)             has been authorized by all necessary action;

(ii)        does not violate any agreement, instrument, law, regulation or order applicable to the Guarantor;

(iii)   does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind; and

(iv)      is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and

In executing and delivering the Guaranty, the Guarantor has:

(i)             without reliance on the Bank or any information received from the Bank and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Liabilities;

(ii)        adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower;

(iii)   full and complete access to the Credit Agreement and any other documents executed in connection with the Credit Agreement; and

(iv)      not relied and will not rely upon any representations or warranties of the Bank not embodied in the Credit Agreement or any acts heretofore or hereafter taken by the Bank (including but not limited to any review by the Bank of the affairs of the Borrower).

By:
Name:
Title:

F-1

EXHIBIT G

ARCHIPELAGO EXCHANGE, L.L.C.

BORROWING BASE CERTIFICATE

                     FOR THE WEEK/MONTH ENDED

A. Borrowing Base (Exhibit G, page 2 of 3)	$

B. Commitment		$20,000,000.00

C. Lesser of lines A or B	$

D. Aggregate principal amount of all Loans outstanding	$

E. Facility Availability (C - D)	$

Officer’s Certification:

Pursuant to the Credit Agreement dated as of October 23, 2003 (capitalized terms used herein shall have the meaning assigned to such terms in the Credit Agreement), the undersigned hereby represents and warrants to the Bank that all information set forth herein, including, without limitation, the information regarding the status of Archipelago Exchange, L.L.C. accounts receivables are true, complete and accurate. The undersigned further acknowledges that the Bank will rely on the foregoing in making credit available to the undersigned.

ARCHIPELAGO EXCHANGE, L.L.C.

By:
Name: Nelson Chai
Title: Chief Financial Officer

EXHIBIT G

ARCHIPELAGO EXCHANGE, L.L.C.

BORROWING BASE CERTIFICATE

                     FOR THE WEEK/MONTH ENDED

Gross Receivables Eligible Participants	$

Less ineligibles:
A/R greater than 60 days old	$
Contra	$

Other (per terms of Credit Agreement)	$

Total ineligibles	$

Eligible Receivables	$

Advance rate	70%

Available Receivables, before reserves	$

Less Receivables Reserves:
Tape revenue	$
SEC fees, net of SEC account	$

Total Receivables Reserves	$

Available Receivables, net of reserves	$

EXHIBIT G

ARCHIPELAGO EXCHANGE, L.L.C.

BORROWING BASE CERTIFICATE

FOR THE WEEK/MONTH ENDED

Beginning gross accounts receivable (per aging)	$
+ Gross billings
+ Other debit adjustments
- Collection receipts applied
- Discounts taken
- Credits issued
- Returns/allowances
- Write-offs
- Other credit adjustments
Ending accounts receivable	$

SCHEDULE 1 TO EXHIBIT G

ARCHIPELAGO EXCHANGE, L.L.C.

COLLATERAL MONITORING REPORTING REQUIREMENTS

DOCUMENTS TO BE SUBMITTED TO THE BANK

The following information is to be submitted on a weekly and monthly basis concurrently with the submission of the weekly and monthly Borrowing Base Certificate.

•                       WEEKLY/MONTHLY BBC AS OUTLINED IN EXHIBIT G

•                       ACCOUNTS RECEIVABLE:

1)               A weekly and monthly rollforward of the A/R aging. The rollforward should separately identify beginning of the period A/R aging balance, gross billings, cash receipts, credit memos and other adjustments issued (recorded directly to the aging), write-offs, other debit and credit adjustments (if significant, please provide explanation), end of period A/R aging balance and should be supported by the following system generated information:

•                       Summary totals of A/R aging.

•                       Total amount of invoices/sales.

•                       Total amount of cash receipts.

•                       Total amount of credits and adjustments (should include credit memos issued, write-offs, returns, discounts and other credit adjustments).

2)               Accounts receivable aging

3)               Supporting documentation (system generated extract report where applicable) for the A/R ineligibles as per the Credit Agreement and Borrowing Base Certificate as follows:

•                       > 60 days old

•                       Contra accounts

•                       Tape revenue reserve

•                       SEC Account balance

•                       Other (per terms of the Credit Agreement)

SUBMIT TO:	Lisa Dee
JPMorgan
Collateral Agent Services Group
270 Park Avenue, 20th floor
New York, NY 10017
Phone: (212) 270-6265
Fax: (212) 270-7449
Lisa.Deegipmorgan.com

EXHIBIT H

CERTIFICATE OF THE BORROWER

[Date]

JPMorgan Chase Bank

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

I am the                                         of Archipelago Exchange, L.L.C. (the “Borrower”) and am providing this Certificate in connection with the execution and delivery of that certain Credit and Security Agreement dated October 23, 2003 (the “Credit Agreement”) between the Borrower and JPMorgan Chase Bank (the “Bank”). This is the Certificate referred to in Section 5.01 (h) of the Credit Agreement (terms used herein shall have the same meanings as in the Credit Agreement).

I hereby certify that, as of the date first written above, the Borrower is in compliance with the conditions set forth in paragraph (a) of Section 5.02 of the Credit Agreement.

By:
Name:
Title:

H-1